Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 12, 2025, with respect to the consolidated financial statements of British American Tobacco p.l.c. and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG LLP
KPMG LLP

London, United Kingdom
February 20, 2025